Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated March 20, 1998, which appears on page F-1 of the Annual Report on Form 10-K for the Year Ended December 31, 1997 of Power Spectra, Inc., which is incorporated by reference in this Registration Statement and Prospectus. We also consent to the reference of our firm under the captions "Summary Financial Information" and "Experts" in the Registration Statement and Prospectus.

                                                   Grant Thornton LLP

San Jose, California
April 28, 1998


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